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                                 Exhibit 99.1

                         EXACT SCIENCES CORPORATION

                                 63 Great Road
                               Maynard, MA 07154

            LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                 March 26, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Exact Sciences Corporation has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.


                                       Very truly yours,

                                   By: /s/ John A. McCarthy, Jr.
                                       -----------------------------
                                       John A. McCarthy, Jr.
                                       Executive Vice President, Chief
                                       Operating Officer, Chief Financial
                                       Officer and Treasurer